UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

October 6, 2005 (September 30, 2005)

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1304 Summit Ave., Ste 2

Plano, TX  75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Warrant Purchase Agreements

On September 30, 2005, TGC Industries, Inc. (the “Company”) entered into warrant purchase agreements (the “Purchase Agreements”) with each of its directors Allen T. McInnes, William J. Barrett, William C. Hurtt, Herbert M. Gardner, Edward L. Flynn and Wayne A. Whitener, who is also the Company’s President and Chief Executive Officer, to purchase an aggregate of 3,516,645 outstanding warrants (the “Warrants”) that are exercisable into 3,516,645 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).  The Company’s obligation to purchase the Warrants is contingent upon the completion of a successful offering of 5,500,000 shares of Common Stock, made pursuant to a registration statement on Form SB-2 that was declared effective by the SEC on October 5, 2005 (the “Offering”).  Pursuant to the Purchase Agreements, the Company agreed to purchase the Warrants at the “in the money” price equal to the price per share at which the Common Stock is sold to the public in the Offering less the exercise price of the Warrants.  Such purchase price will be reduced by such warrantholder’s proportionate share (based on the “in the money” value) of the 6.5% underwriter’s discount.  The Warrants include 850,000 warrants with an exercise price of $0.30, 1,855,000 warrants with an exercise price of $0.16 and 811,645 warrants with an exercise price of $0.18.  The Purchase Agreements are subject to customary representations and warranties, covenants and closing conditions.

Indemnification Agreements

On September 30, 2005, the Company entered into indemnification agreements with Kenneth W. Uselton, its Chief Financial Officer, and Daniel G. Winn, its Vice President (collectively, the “Indemnification Agreements”).  Under the Indemnification Agreements, in exchange for each officer’s service to the Company and its affiliates, the Company has agreed to indemnify each officer who is involved in any threatened, pending or completed investigation, claim, action, suit or proceeding (whether civil, criminal, administrative or investigative) initiated against the officer as a result of his service as an officer of the Company, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action.  Each Indemnification Agreement shall terminate on the tenth anniversary after such person ceases to hold any position or have any relationship with the Company or upon the final resolution of all such pending actions brought against such officer.  Mr. Uselton previously had an indemnification agreement dated August 28, 1997, that is replaced by his new Indemnification Agreement.

Item 1.02  Termination of a Material Definitive Agreement.

See Item 1.01 “Entry into a Material Definitive Agreement – Indemnification Agreements” regarding Mr. Uselton’s indemnification agreement dated August 28, 1997, that was replaced on September 30, 2005, by Mr. Uselton’s new Indemnification Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

See Item 1.01 “Entry into a Material Definitive Agreement – Warrant Purchase Agreements.”

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Form of Warrant Purchase Agreement from Directors, filed as Exhibit 10.12 to the Company’s Registration Statement on Form SB-2, Amendment No. 1, filed on September 20, 2005, and incorporated herein by reference.

10.2         Form of TGC Industries, Inc. Director and Officer Indemnification Agreement filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 31, 2005, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: October 6, 2005	By:	/s/ Kenneth W. Uselton
Kenneth W. Uselton
Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Form of Warrant Purchase Agreement from Directors, filed as Exhibit 10.12 to the Company’s Registration Statement on Form SB-2, Amendment No. 1, filed on September 20, 2005, and incorporated herein by reference.

10.2

Form of TGC Industries, Inc. Director and Officer Indemnification Agreement filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 31, 2005, and incorporated herein by reference.